As filed with the Securities and Exchange Commission on September 14, 2004.
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                   51-0350842
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation  or organization)

     622 Broadway, New York, New York                            10012
     --------------------------------                        -------------------
(Address of principal executive offices)                        (Zip Code)

          2002 Stock Option Plan of Take-Two Interactive Software, Inc.
          -------------------------------------------------------------
                            (Full title of the plan)

             Richard W. Roedel, Chairman and Chief Executive Officer
                       Take-Two Interactive Software, Inc.
                                  622 Broadway
                            New York, New York 10012
                     (Name and address of agent for service)

                                 (646) 536-2842
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                                Ethan Seer, Esq.
                                 Blank Rome LLP
                              405 Lexington Avenue
                            New York, New York 10174

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed  Maximum
                                                           Aggregate             Proposed Maximum
Title of Securities to                                     Offering Price        Aggregate Offering        Amount of Registration
be Registered              Amount to be Registered (1)     Per Share(2)          Price (2)                 Fee
------------------------   ---------------------------     -----------------     -------------------       ----------------------
Common  Stock, par value   2,000,000 shares                $31.44                $62,880,000               $7,966.90
$.01 per share

      (1) In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this registration statement also registers an indeterminate number of shares of the Registrant's common stock which may become issuable pursuant to the anti-dilution provisions of the Registrant's 2002 Stock Option Plan, as amended (the "Plan").

      (2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act, based upon: (i) as to 717,500 shares of the Registrant's common stock that may be issued upon the exercise of outstanding options granted under the Plan, upon the exercise prices of such options, and (ii) as to the remaining 1,282,500 shares of the Registrant's common stock reserved for issuance upon the exercise of options that may be granted under the Plan, upon the average of the high and low sales prices of the Registrant's common stock as reported by Nasdaq on September 9, 2004.

      Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

      This Registration Statement on Form S-8 filed by the Registrant to register an additional 2,000,000 shares of its common stock which are issuable upon the exercise of options available for grant under the Plan, pursuant to an amendment to the Plan authorized by the stockholders of the Registrant on June 17, 2004. These 2,000,000 shares are in addition to the 3,000,000 shares of the Registrant's common stock which were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-99433) filed on September 11, 2002 and the 1,000,000 shares of the Registrant's common stock which were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-106171) (the "Prior Registration Statements"). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 8.  Exhibits.

       Exhibit No.         Description
       -----------         -----------
         5                 Opinion of Blank Rome  LLP
         23.1              Consent of PricewaterhouseCoopers LLP
         23.2              Consent of Blank Rome  LLP (included in Exhibit 5)
         24.1              Power  of  Attorney (included  on  the  Signature
                           Page of this Registration Statement)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of September 2004.

                                       TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                       By: /s/ Richard W. Roedel
                                          --------------------------------------
                                               Richard W. Roedel
                                               Chief Executive Officer

      Each person whose signature appears below authorizes each of Richard W. Roedel and Karl H. Winters, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Take-Two Interactive Software, Inc., including any and all pre-effective and post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   Signature                                        Title                                   Date
                   ---------                                        -----                                   ----
/s/ Richard W. Roedel                           Chairman of the Board and Chief Executive            September 14, 2004
---------------------------------               Officer (Principal Executive Officer)
Richard W. Roedel

/s/ Karl H. Winters                             Chief Financial and Accounting Officer               September 14, 2004
---------------------------------
Karl H. Winters

/s/ Paul Eibeler                                Director                                             September 14, 2004
---------------------------------
Paul Eibeler

/s/ Robert Flug                                 Director                                             September 14, 2004
---------------------------------
Robert Flug

/s/ Steven Tisch                                Director                                             September 14, 2004
---------------------------------
Steven Tisch
                                                Director                                                         , 2004
---------------------------------
Oliver R. Grace, Jr.

/s/ Todd Emmel                                  Director                                             September 14, 2004
----------------------------------
Todd Emmel

/s/ Mark Lewis                                  Director                                             September 14, 2004
---------------------------------
Mark Lewis

/s/ Barbara A. Kaczynski                        Director                                             September 14, 2004
--------------------------------
Barbara A. Kaczynski

                                  Exhibit Index
                                  -------------

       Exhibit No.         Description
       -----------         -----------
         5                 Opinion of Blank Rome  LLP
         23.1              Consent of PricewaterhouseCoopers LLP
         23.2              Consent of Blank Rome  LLP (included in Exhibit 5)
         24.1              Power  of  Attorney (included  on the  Signature
                           Page of this Registration Statement)